UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

On December 12, 2019, N. Malone Mitchell 3rd, Chairman and Chief Executive Officer of TransAtlantic Petroleum Ltd. (the “Company”), notified the Company that Longfellow Energy, LP (“Longfellow”) acquired 326,000 shares of the Company’s 12.0% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”) and 7,363,053 shares of the Company’s common shares (the “Common Shares”) from Nokomis Capital Master Fund, L.P. Mr. Mitchell, his wife, and his adult children indirectly own 100% of Longfellow. As a result of this acquisition, Mr. Mitchell and his affiliates now own directly 48.74% of the Company’s outstanding Common Shares, not including Common Shares owned directly by the trusts of Mr. Mitchell’s adult children, and 62.21% of the Company’s outstanding Series A Preferred Shares. The trusts of Mr. Mitchell’s adult children own directly 17.81% of the Company’s outstanding Series A Preferred Shares.

In addition, Mr. Mitchell advised the Company’s Board of Directors that he intends to resume attempts to secure the funding necessary to acquire all of the Company’s outstanding Common Shares and Series A Preferred Shares not already owned by Mr. Mitchell and his affiliates. Mr. Mitchell further advised the Company that he could not provide guidance on the likely outcome of his fundraising efforts or any such proposed transaction.

The Company formed a special committee of the Board of Directors comprised of Bob G. Alexander, Charles J. Campise, Gregory K. Renwick, and Mel G. Riggs to consider any potential offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2019

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha Bailey
Tabitha Bailey
Vice President, General Counsel, and Corporate Secretary

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